Exhibit 99.1

For Immediate Release

OAKMONT ACQUISITION CORP. TO ACQUIRE

ASSETS OF ONE SOURCE EQUIPMENT RENTALS, LLC

BLOOMFIELD HILLS, MI – August 1, 2006 – Oakmont Acquisition Corp. (“Oakmont” or the “Company”) (OTC Bulletin Board: OMAC.OB) announced today that it has entered into a definitive agreement to acquire substantially all of the operating assets of One Source Equipment Rentals, LLC together with its related entities, One Source Equipment Rentals of Lafayette, LLC, One Source Equipment Rentals of Dayton, LLC, One Source Equipment Rentals of Morton, LLC, One Source Equipment Rentals of Decatur, LLC, and One Source Equipment Rentals of Granite City, LLC, (collectively “One Source” or the “Sellers”). One Source is a leading provider of industrial and general construction equipment rental and associated services throughout the Midwest. One Source focuses on the industrial and general construction market, utilizing a full service business model, offering rentals, sales, long-term leases, repairs and maintenance, transportation, and inspections. One Source carries industry-leading brands such as Terex, JLG, Ingersoll-Rand, Caterpillar, Genie and Bobcat. Available product classes include high-reach equipment, backhoes, scaffolding, pumps, cranes, forklifts and consumables.

According to International Rental News, the equipment rental market in the United States is approximately $25billion. International Rental also forecasts that rental penetration will grow from 38% in 2005 to 50% in 2010. The equipment rental market is highly fragmented with a range of participants from national organizations to local independents. Based on 2005 rental revenues, as reported by Rental Equipment Register, One Source ranks as the 81st largest rental company. It maintains a fleet of over 2,500 pieces of equipment with an average age of 36 months and an original cost of approximately $42 million. As a focused player in its markets, One Source’s experienced and motivated management team has developed a flexible, customer focused “one stop shop” model that drives high equipment utilization and provides a solid platform for market share growth.

For the fiscal year ended December 31, 2005, One Source generated net revenue of approximately $20.2 million, which produced unadjusted EBITDA of approximately $8.3 million. From fiscal year 2002 through fiscal year 2005, net revenue increased at a compound annual rate of approximately 13.8% and unadjusted EBITDA grew at an annual rate of approximately 24.1%.

Consideration, which may be subject to post-closing working capital adjustments, aggregated approximately $41 million, which will include $16 million in cash paid to the Sellers debt and a subordinated promissory note for approximately $1.2 million. The Sellers may elect to take a portion of the cash consideration in common stock of Oakmont. The remaining portion of the consideration is composed of Oakmont’s assumption of approximately $24 million of One Source indebtedness.

Robert J. Skandalaris, Chairman and CEO of Oakmont, stated, “We are very excited about this transaction. After a comprehensive due diligence effort, we found the companies to be an extremely attractive investment platform. Oakmont has strong management in place who have built large organizations in the past. The companies have built an attractive, diversified base of customers, of which they enjoy a high level of repeat business due in no small part to the high focus on customer service and satisfaction. Additionally, the companies’ management, which has broad industry experience, together with the well maintained rental fleet provide considerable competitive advantages.”

Michael C. Azar, Oakmont’s President continued, “From a financial perspective, the business has historically been characterized by consistent revenue and EBITDA growth, and stable, predictable cash flow. We expect this transaction to be accretive to Oakmont’s earnings in the first full fiscal year, and, looking forward, is positioned to benefit from continued economic improvement. Additionally, we believe this transaction will produce a strong vehicle with which to pursue future opportunities to add other companies in the industrial and general construction equipment rental and leasing industry.”

Steve Micheletti, Chief Operating Officer of One Source, added, “I believe strongly in our future growth prospects and am confident that the company will benefit from Oakmont’s leadership. We believe that Oakmont’s ability to access the capital markets will allow for strong growth and development of the company.”

Management of the acquired companies will remain essentially unchanged following the acquisition.

The acquisition is subject to customary closing conditions. In addition, the closing is conditioned on the holders of less than 20% of the shares of common stock of Oakmont issued in its initial public offering voting against the transaction and electing to convert their shares into cash, all in accordance with Oakmont’s certificate of incorporation. The transaction is anticipated to close during the fall of 2006.

Oakmont, a Delaware corporation, is a “blank check” company formed in April 2005 to identify and acquire an operating business having operations in the United States. Oakmont raised approximately $48 million in its initial public offering in July 2005 and has no operating business or full-time employees.

Stockholders of Oakmont are urged to read the Proxy Statement when it becomes available as it will contain important information regarding the transaction. Copies of the proxy statement and other relevant documents filed by Oakmont, which will contain information about Oakmont and One Source, will be available when filed without charge at the U.S. Securities and Exchange Commission’s Internet site (http//www.sec.gov).

Oakmont and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Oakmont stockholders to be held to approve the acquisition. Stockholders of Oakmont are advised to read, when available, Oakmont’s preliminary proxy statement and definitive proxy statement in connection with Oakmont’s solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Oakmont Acquisition Corp., 33 Bloomfield Hills Parkway, Suite 240 Bloomfield Hills, MI 48304. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

SAFE HARBOR STATEMENT

Certain statements made by Oakmont Acquisition, Corp. in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this document, the words “anticipates,” “,may,” “can,” “believes,” “expects,” “projects,” “intends,” and similar expressions and any other statements that are not historical facts, in each case as they relate to Oakmont and One Source, the management of either such company or the transaction are intended to identify those assertions as forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations and are subject to numerous risks and uncertainties. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. There are various factors that could cause actual results to differ materially from those in any such forward-looking statements. Some, but not all of the risks, include our ability to successfully integrate the One Source Equipment Rentals, LLC acquisition; the risk that we may not realize the expected benefits of the One Source Equipment Rentals, LLC acquisition, satisfaction of closing conditions to the transaction, and industry conditions, including competition, as well as other factors, uncertainties, challenges, and risks detailed in Oakmont Acquisition, Corp.’s public filings with the Securities and Exchange Commission. Oakmont Acquisition, Corp. does not intend or undertake any obligation to update any forward-looking statements.

For Additional Information Contact:

Michael Azar

Oakmont Acquisition, Corp.

248.220.2001